Exhibit 10.1

AGREEMENT TO TERMINATE EMPLOYMENT AGREEMENT

This Agreement to Terminate Employment Agreement (the “Termination Agreement”) is entered into effective as of November 1, 2024 (the “Effective Date”) by and among Century Resorts International Ltd (the “Employer”), Mr. Erwin Haitzmann, (“Employee”) and Century Casinos, Inc. (the “Company”).

RECITALS

A.

Employee and Employer are party to that certain Employment Agreement, originally entered into on February 18, 2003 with Century Casinos, Inc. (the “Agreement”), which was transferred to Century Casinos Europe GmbH (now “Century Resorts Management GmbH”), an Austrian corporation on February 3, 2005, which was transferred to Century Resorts International Ltd., a Mauritius corporation (“Employer”) on September 1, 2015;

B.

The Company is party to that certain Revised and Restated Management Agreement, dated September 30, 2006, by and between the Company, Century Resorts International Ltd. and Flyfish Casino Consulting AG, a Swiss corporation controlled by Employee (“Flyfish”), pursuant to which Flyfish provides executive casino management services (the “Management Agreement”); and

C.	The parties desire to terminate the Employment Agreement and for Employee to provide services after the Effective Date pursuant only to the Management Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, including without limitation each of the Company, Employer and Employee giving up certain respective rights and obligations under the Employment Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Termination of Employment Agreement.  The Company, Employer and Employee agree that the Employment Agreement is terminated effective as of the Effective Date concurrently with the entry into the Amended and Restated Management Agreement between the Company and Flyfish Casino Consulting AG. The termination of the Employment Agreement shall not affect Employee’s status as an officer of the Company.

2. Certain Acknowledgements. The parties acknowledge that as a result of the termination of the Employment Agreement, Employee will be eligible for payments for unused vacation days and statutory severance payment (“Gesetzliche Abfertigung”) pursuant to Section 4.5 and 4.6, respectively, of the Employment Agreement (as described in the Amendment to Employment Agreement dated as of September 1, 2015). Following the Effective Date and payment of severance and unused vacation days, the parties acknowledge and agree, that, going forward, Employee shall not be entitled to receive further compensation under the Employment Agreement and all rights and obligations shall cease thereunder.

3. Governing Law.  All matters relating to the interpretation, construction, application, validity and enforcement of this Termination Agreement will be governed by the laws of Colorado without giving effect to any choice or conflict of law provision or rule, whether of the State of Colorado or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Colorado.

4. Entire Agreement.  This Termination Agreement contains the complete agreement between the parties hereto with respect to the matters covered herein and supersedes all prior agreements and understandings between the parties hereto with respect to such matters.

5. Counterparts.    This Termination Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Termination Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Termination Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Termination Agreement as to the parties and may be used in lieu of the original Termination Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for any purposes whatsoever.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed and delivered as of the Effective Date first above written.

CENTURY RESORTS INTERNATIONAL LTD.
/s/ Asnath Sultunti
Name:	Asnath Sultunti
Title	Director

CENTURY CASINOS, INC.
/s/ Peter Hoetzinger
Name:	Peter Hoetzinger
Title:	Vice Chairman and Co-Chief Executive Officer

MR. ERWIN HAITZMANN
/s/ Erwin Haitzmann
Name:	Erwin Haitzmann

[Signature Page to Employment Agreement Termination]